PROPRIETARY INFORMATION, INVENTIONS, AND COMPETITION AGREEMENT

THIS AGREEMENT, dated September 2, 2009, is entered into by and between GenSpera, Inc., (the “Company”), and Russell Richerson (“Employee”).

WITNESSETH:

WHEREAS, the Employee has been hired by the Company to serve as its Chief Operating Officer; and

WHEREAS, the Employee may be exposed, have access to, create or make contributions to the Proprietary Information as defined below and/or inventions of the Company;

NOW, THEREFORE, in consideration for the Company’s employment of the Employee, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree as follows:

AGREEMENT

1.	Acknowledgements. The Employee understands and acknowledges that:

(a)
As part of his/her services as an employee of the Company, he/she may be exposed or have access to, or make new contributions and inventions of value to, the past, present and future business, products, operations and policies of the Company.

(b)
His/Her position as an employee creates a relationship of confidence and trust between the Employee and the Company with respect to (i) information which is related or applicable to the Company’s Field of Interest (as defined in 1(c) below) and the manner in which the Company engages in business in such Field of Interest, and (ii) information which is related or applicable to the business of the Company or any client, customer, joint venture or other person with which the Company has a business relationship, (a ”Business Associate”), any of which information has been or may be made known to the Employee by the Company (including, without limitation, any Scientific Advisors of the Company) or by any Business Associate of the Company, or any of which has been otherwise learned by the Employee as a result of or in connection with his/her service as an employee of the Company.

(c)
The Company possesses and will continue to possess information that has been created by, discovered by, developed by or otherwise become known to the Company (including, without limitation, information created, discovered, developed or made known by the Employee related to or arising out of his/her service as an employee of the Company) and/or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value to its business interests and/or in the Field of Interest in which the Company is presently engaged or will be engaged.  The term “Field of Interest” shall mean the development of drugs, for use in the treatment, diagnosis or prevention of cancer containing derivatives of thapsigargin.  During an individual’s employment, the term “Field of Interest” may be expanded from time to time to include such other areas of therapy, diagnosis or prevention as may be designated by the Company and as disclosed in its public filings from time to time. All of the aforementioned information is hereinafter called “Proprietary Information.” By way of illustration, but not limitation, formulas, data, know-how, improvements, inventions, techniques, regulatory compliance plans, marketing plans, strategies, forecasts, supplier lists, manufacturing arrangements and customer lists are Proprietary Information.

2.	Proprietary Information.

(a)
All Proprietary Information shall be the sole property of the Company and its successors and assigns, and the Company and its successors and assigns shall be the sole owner of all patents and other rights in connection therewith. The Employee hereby assigns to the Company any rights he/she may have or acquire in such Proprietary Information, and agrees to take such action and sign such documents from time to time as the Company reasonably requires to effect or confirm such assignment.

(b)
At all times, both during the term of this Agreement and thereafter until such information becomes known to the public, the Employee will, subject to the provisions of Section 3 hereof regarding publication, keep in confidence and trust all Proprietary Information and any other confidential information of the Company, and he/she will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of the Company, except as may be necessary in the ordinary course of performing his/her duties as an employee of the Company or as required by law;provided that  if disclosure is required by law, the Employee agrees to provide the Company with written notice of such disclosure obligation prior to making such disclosure and no more than two (2) days after the Employee learns of such disclosure requirement.

(c)
All documents, records, apparatus, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to the Employee by the Company or produced by the Employee or others in connection with the Employee’s services hereunder shall be and remain the sole property of the Company. The Employee will return and deliver such property to the Company as and when requested by the Company. Should the Company not so request at an earlier time, the Employee shall return and deliver all such property upon termination of his/her service as an employee to the Company for any reason, and the Employee will not take with him/her any such property or any reproduction of such property upon such termination.

3.	Inventions.

(a)
The Employee will promptly disclose to the Company, or any persons designated by it, all improvements, inventions, formulas, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by him/her, either alone or jointly with others, related to or arising out of his/her position as an employee or which are related to or useful in the business of the Company, or result from tasks which have been or may be assigned to the Employee by the Company or result from use of premises owned, leased or contracted for by the Company (all said improvements, inventions, formulas, processes, techniques, know-how and data being hereinafter collectively called “Inventions”).

(b)
The Employee agrees that all Inventions shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith. The Employee hereby assigns to the Company any rights he/she may have or acquire in such Inventions. The Employee further agrees as to all such Inventions to assist the Company in every reasonable manner (but at the Company’s expense) to obtain, and from time to time enforce, patents on said Inventions in any and all countries, and to that end the Employee will execute all documents for use in applying for and obtaining such patents thereon and enforcing the same, as the Company may desire, together with any assignments thereof to the Company or persons designated by it. The Employee’s obligation to assist the Company in obtaining and enforcing patents for such Inventions in any and all countries shall continue beyond the termination of his/her employment by the Company, but the Company shall compensate the Employee at a reasonable rate after such termination for time actually spent by him/her at the Company’s request on such assistance. In the event that the Company is unable for any reason whatsoever to secure the Employee’s signature to any lawful and necessary documents required to apply for or execute any patent application with respect to such an Invention (including renewals, extensions, continuations, divisions or continuations in part thereof), the Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as his/her agents and attorneys-in-fact to act for and on his/her behalf and instead of him/her, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents thereon with the same legal force and effect as if executed by the Employee, and such power of attorney created hereby is coupled with an interest.

(c)
Attached hereto, as Exhibit B, is a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by Employee prior to employment with the Company (collectively referred to as "Prior Inventions"), which belong to Employee, and  which relate to the Company's Field of Interest, and which are not assigned to the Company hereunder; or, if no such list is attached, Employee represents that there are no such Prior Inventions.  If in the course of employment with the Company, Employee incorporate into an Invention a Prior Invention owned by Employee or in which Employee has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such Invention.

4.            Competition.  While the Employee is employed by the Company and for a period of eighteen (18) months following the termination of the Employee’s employment (the “Noncompetition Period”), the Employee shall not, for himself/herself or on behalf of any other person or entity, directly or indirectly, whether as principal, partner, agent, independent contractor, stockholder, employee, consultant, representative or in any other capacity, own, manage, operate or control, be concerned or connected with, or employed by, or otherwise associate in any manner with, engage in or have a financial interest in any business that is engaged in the Field of Interest, anywhere in the world, except that nothing in this Agreement shall preclude the Employee from (a) purchasing or owning securities of any such business if such securities are publicly traded, and provided that the Employee’s holdings do not exceed Four and 99/100 (4.99%) percent of the issued and outstanding securities of any class of securities of such business; or (b) working for any academic or government institutions.

5.            Solicitation of Employees.  During the Noncompetition Period the Employee shall not, either individually or on behalf of or through any third party, directly or indirectly (a) entice, solicit or encourage any director, employee or consultant to leave the Company, or (b) be involved for any entity other than the Company in the recruitment, engagement, or hiring of any Company director or employee.  This section shall prohibit the aforesaid activities by the Employee with respect to any person both while such person is a director, employee or consultant of the Company and for thirty (30) days thereafter.

6.            Publications.  The Employee agrees to consult with the Company prior to publishing (in writing or by seminar, lecture or other oral presentation) any material relating to his/her activities that relate to the Company’s Field of Interest, and to furnish copies of any such publication (written or oral) to the Company for prior clearance at least sixty (60) days prior to the proposed publication. The Company agrees to review such submissions and to apply for patents as promptly as practicable so as to avoid or keep to a minimum any delay in publishing material of scientific importance.

7.	Prior Work and Legal Obligations

(a)
By signing this Agreement, the Employee represents that she/he has no agreement with or other legal obligation to any prior employer or any other person or entity that restricts his/her ability to engage in employment discussions, to accept employment with, or to perform any function for the Company.

(b)
The Employee also acknowledges that the Company has advised the Employee that at no time, either during any pre-employment discussions or at any time thereafter, should the Employee divulge to or use for the benefit of the Company any trade secret or confidential or proprietary information of any previous employer.  By signing this Agreement, the Employee affirms that she/he has not divulged or used any such information for the benefit of the Company, and that she/he has not and will not misappropriate any proprietary information of a former employer that the Employee played any part in creating while working for such former employer.

8.            Provisions Necessary and Reasonable/Injunctive Relief  The Employee specifically agrees that the provisions of Sections 1-5 of this Agreement are necessary and reasonable to protect the Company’s Proprietary Information, goodwill and business interests.  The Employee acknowledges that given his/her skills and work experience, such restrictions will not prevent the Employee from earning a living in his/her general field of occupation during the term of such restrictions.  The Employee further agrees that a breach or threatened breach by the Employee of Sections 1-5 of this Agreement would pose the risk of irreparable harm to the Company, and that in the event of a breach or threatened breach of any of such covenants, without posting any bond or security, the Company shall be entitled to seek and obtain equitable relief, in the form of specific performance, or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available.  The seeking of such injunction or order shall not affect the Company’s right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach.

9.            Disclosure to Future and Prospective Employers.  The Employee agrees that so long as this Agreement is effective the Employee will notify his/her employers of this Agreement and that the Company may notify any of the Employee’s future or prospective employers or other third parties of this Agreement and may provide a copy of this Agreement to such parties without the Employee’s further consent.

10.          Transfer, Promotion or Reassignment.  The Employee acknowledges and agrees that if she/he should transfer between or among any affiliates of the Company or be promoted or reassigned to functions other than the Employee’s present functions, all terms of this Agreement shall continue to apply with full force.

11.          Severability.  The parties intend this Agreement to be enforced as written.  However, if any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court having jurisdiction, both parties desire that such portion or provision be modified by such a court so as to make it enforceable (“blue-penciled”), and that the remainder of this Agreement be enforced to the fullest extent permitted by law.  In the event that such court deems any provision of this Agreement wholly unenforceable, then all remaining provisions shall nevertheless remain in full force and effect.

12.          Notices.  Except as otherwise specifically provided herein, any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt.  Notices to Employee shall be sent to the last known address in the Company’s records or such other address as Employee may specify in writing.  Notices to the Company shall be sent to the Company’s Chairman or to such other Company representative as the Company may specify in writing.

13.          Binding Effect.  The Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of the Employee upon the Employee’s death and (b) any successor of the Company.  Any such successor of the Company will be deemed substituted for the Company under the terms of the Agreement for all purposes.  For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.  The Employee’s obligations hereunder shall survive the termination of the Employee’s employment by the Company, regardless of the reason for such termination.

14.          Waivers. No waivers, express or implied, of any breach of this agreement shall be held or construed as a waiver of any other breach of the same or any other covenant, agreement or duty hereunder.

15.          Governing Law.  This agreement shall be construed and enforced in accordance with the law of Delaware, without giving effect to conflict of law principles.  This agreement represents the entire agreement of the parties with respect to the subject matter hereof, and may only be amended or modified by a written instrument signed by the parties.

16.          Meaning of Headings.  The headings in this Agreement are for convenience only, and both parties agree that they shall not be construed or interpreted to modify or affect the construction or interpretation of any provision of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

GENSPERA, INC.

Craig Dionne

Russell Richerson

Date: